Exhibit 99.3

BROKER’S LETTER TO CLIENTS

Relating to

RHP HOTEL PROPERTIES, LP

RHP FINANCE CORPORATION

Offer to Exchange up to

$350,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 that have been registered under the Securities Act of 1933

for

$350,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 that have not been registered under the Securities Act of 1933

Pursuant to the Prospectus dated            , 2013

            , 2013

To Our Clients:

Enclosed for your consideration are a Prospectus dated            , 2013 (the “Prospectus”) and a Letter of Transmittal and instructions thereto (the “Letter of Transmittal”) in connection with the offer by RHP Hotel Properties, LP, a Delaware limited partnership, and RHP Finance Corporation, a Delaware corporation (together, the “Issuers”), to exchange (the “Exchange Offer”) an aggregate principal amount of up to $350,000,000 of their 5.00% senior notes due 2021 (CUSIP No. 749571AB1) (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of their outstanding 5.00% senior notes due 2021 (CUSIP Nos. 749571AA3 and U76453AA4) (the “Private Notes”) upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2013 (THE “EXPIRATION DATE”), UNLESS THE ISSUERS EXTEND IT.

The enclosed materials are being forwarded to you as the beneficial owner of the Private Notes held by us for your account but not registered in your name. A tender of such Private Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge you, as a beneficial owner of Private Notes registered in our name, to contact us promptly if you wish to tender your Private Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Private Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Private Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Private Notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Private Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Private Notes held for your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated             , 2013 (as the same may be amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by RHP Hotel Properties, LP, a Delaware limited partnership, and RHP Finance Corporation, a Delaware corporation (together, the “Issuers”), to exchange an aggregate principal amount of up to $350,000,000 of their Exchange Notes which have been registered under the Securities Act for a like principal amount of their outstanding Private Notes, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, to tender the principal amount of the Private Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Box 1 ☐    Please tender the Private Notes held by you for my account, as indicated below.

Box 2 ☐    Please do not tender any Private Notes held by you for my account.

Date:

If the undersigned instructs you to tender the Private Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Private Notes, including but not limited to the representations that: (a) any Exchange Notes acquired in exchange for Private Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned; (b) at the time of the commencement or consummation of the Exchange Offer, neither the undersigned nor, to the undersigned’s actual knowledge, any other person receiving Exchange Notes from the undersigned has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act; (c) neither the undersigned nor, to the undersigned’s actual knowledge, any other person receiving Exchange Notes from the undersigned is an affiliate (as defined in Rule 405 of the Securities Act) of the Issuers; (d) if the undersigned is not a broker-dealer, neither the undersigned nor, to the undersigned’s actual knowledge, any other person receiving Exchange Notes from the undersigned is engaged in or intends to engage in a distribution of the Exchange Notes; and (e) if the undersigned is a broker-dealer that is a beneficial owner of Exchange Notes, the undersigned has acquired the Exchange Notes for the undersigned’s own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities, and the undersigned will comply will all applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder). If a holder of the Private Notes is an affiliate of the Issuers, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (x) cannot not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and (y) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes, unless an exemption is otherwise available.

Signature(s)

Principal Amount of Private Notes to be Tendered:*

$
(Must be in minimum denominations of $2,000 and
integral multiple(s) of $1,000 in excess thereof.)

*	Unless otherwise indicated, the entire principal amount held for the account of the beneficial owner will be tendered.

Name:

Address:

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

My Account Number with You: